Exhibit 10.1

AMENDMENT NO. 1 TO

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 1, made and entered into effective as of January 22, 2017, amends that certain PURCHASE AND SALE AGREEMENT dated August 25, 2016 (the “Agreement”) by and between PDC TN/FL, LLC, a Delaware limited liability company (the “Purchaser”), and Dover Motorsports, Inc., a Delaware corporation, and Nashville Speedway, USA, Inc., a Delaware corporation (collectively, the “Seller”).

WITNESSETH:

WHEREAS, the parties wish to provide for a sixty (60) day extension of the Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2.	The Inspection Period in Section 4.4 is revised to be 210 days from the Effective Date; Section 4.7 is revised so that the reference to 150 days now reads 210 days; and Section 4.3 is revised so that the reference to 90 days now reads 210 days.

3.	Except as modified above, the terms and conditions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

PURCHASER:	PDC TN/FL, LLC, a Delaware limited liability company

	By:	/s/ Whitfield Hamilton
Whitfield Hamilton, Local Partner

SELLER:	NASHVILLE SPEEDWAY, USA, INC., a Delaware corporation

	By:	/s/ Klaus M. Belohoubek
Klaus M. Belohoubek, Senior Vice President – General Counsel

DOVER MOTORSPORTS, INC., a Delaware corporation

	By:	/s/ Klaus M. Belohoubek
Klaus M. Belohoubek, Senior Vice President – General Counsel

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